APPENDIX A
TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 11/14/2014

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian
Agreement dated as of 10/20/2008 "the Agreement":

Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Mid Cap ETF
Global X Canada Preferred ETF[1]
Global X Central Asia & Mongolia Index ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X Copper Miners ETF
Global X Fertilizers/Potash ETF
Global X FTSE Andean 40 ETF
Global X MSCI Argentina ETF[2]
Global X FTSE ASEAN 40 ETF
Global X MSCI Colombia ETF[3]
Global X FTSE Greece 20 ETF
Global X FTSE Luxury Consumer ETF
Global X FTSE Nordic Region ETF
Global X MSCI Norway ETF[4]
Global X FTSE Portugal 20 ETF
Global X GF China Bond ETF
Global X Gold Explorers ETF
Global X Guru Index ETF

________________________________________
1 Proposed to be liquidated on October 26, 2014
2 Formerly Global X FTSE Argentina 20 ETF
3 Formerly Global X FTSE Colombia 20 ETF
4 Formerly Global X FTSE Norway 30 ETF

Global X Guru Brazil ETF
Global X Guru China ETF
Global X Guru India ETF
Global X Guru Japan ETF
Global X Guru United Kingdom ETF
Global X | JP Morgan Efficiente Index ETF
Global X | JP Morgan US Sector Rotator Index ETF
Global X Junior Miners ETF
Global X Junior MLP ETF
Global X Lithium ETF
Global X MSCI Pakistan ETF
Global X MSCI Saudi Arabia ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF[5]
Global X Permanent ETF
Global X Pure Gold Miners ETF[6]
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X SuperDividend ETF
Global X SuperDividend Emerging Markets ETF
Global X SuperDividend U.S. ETF
Global X SuperIncome ETF
Global X SuperIncome Preferred ETF
Global X SuperValue International ETF
Global X SuperValue U.S. ETF
Global X Uranium ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.
GLOBAL X MANAGEMENT COMPANY, LLC
BY: ___________________________________
NAME: Luis Berruga
TITLE: COO

___________________________
5 Formerly Global X FTSE Nigeria Index ETF
6 Proposed to be liquidated on October 26, 2014